First Trust Exchange–Traded Fund
Amended and Restated
Establishment and Designation of Series of Shares of Beneficial Interest
(Effective as of March 31, 2025)

Whereas, pursuant to Section 4.9 of the Declaration of Trust dated June 12, 2017 as the same may be amended from time to time (the “Declaration”), of First Trust Exchange-Traded Fund, a Massachusetts business trust (the “Trust”), the Initial Trustee of the Trust, on the 10th day of June, 2005, established and designated one series of Shares of beneficial interests in the Trust (as defined in the Declaration), First Trust Dow Jones Select Microcap Indexsm Fund, to have the special and relative rights described in such Establishment and Designation of Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 12th day of December, 2005, by a majority vote, designated two additional series to be named: First Trust Value Line® Arithmetic Index Fund and First Trust Morningstar® Dividend Leaderssm Index Fund, and on January 23, 2006, by a majority vote, designated three additional series to be named: First Trust NASDAQ-100 Equal Weighted Indexsm Fund, First Trust NASDAQ-100-Technology Sector Indexsm Fund and First Trust IPOX-100 Index Fund, and the Trustees amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest (the “Establishment and Designation of Series”) in order to reflect the designation of such additional series as of January 23, 2006;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 13th day of March, 2006, by a majority vote, designated four additional series to be named: First Trust Ibbotson Core U.S. Equity Allocation Index Fund, First Trust AMEX® Biotechnology Index Fund, First Trust DB Strategic Value Index Fund (the “Strategic Value Fund”) and First Trust Dow Jones Internet IndexSM Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of March 13, 2006;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 12th day of June, 2006, by a majority vote, designated one additional series to be named: First Trust NASDAQ-100 Ex-Technology Sector IndexSM Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of June 12, 2006;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 26th day of July, 2006, by a majority vote, designated three additional series to be named: First Trust NASDAQ® Clean Edge® U.S. Liquid Series Index Fund, First Trust Value Line® Equity Allocation Index Fund and First Trust Value Line® Dividend Index Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of July 26, 2006;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 11th day of December, 2006, by a majority vote, designated one additional series to be named: First Trust S&P REIT Index Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of December 11, 2006;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 17th day of January, 2007, by a majority vote, designated four additional series to be named: First Trust ISE-Revere Natural Gas Index Fund, First Trust ISE Water Index Fund, First Trust ISE Chindia Index Fund and First Trust Value Line® 100 Exchange-Traded Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of January 17, 2007;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 15th day of December, 2008, by a majority vote, renamed the series First Trust IPOX-100 Index Fund as First Trust US IPO Index Fund effective March 2, 2009, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the new name of such series as of March 2, 2009;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 20th day of January, 2009, by a majority vote, renamed the series First Trust NASDAQ® Clean Edge® U.S. Liquid Series Index Fund as First Trust NASDAQ® Clean Edge® Green Energy Index Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the new name of such series as of January 20, 2009;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 11th day of May, 2009, by a majority vote, designated an additional series to be named First Trust NASDAQ® ABA Community Bank Index Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the designation of such additional series as of May 11, 2009;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 30th day of June, 2009, by unanimous written consent, renamed the series First Trust Amex® Biotechnology Index Fund as First Trust NYSE Arca Biotechnology Index Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the new name of such series as of June 30, 2009;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 18th day of June, 2010, by a majority vote, renamed the series First Trust DB Strategic Value Index Fund as First Trust Strategic Value Index Fund, and the Trustees amended and restated the Establishment and Designation of Series in order to reflect the new name of such series as of June 18, 2010;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 19th day of September, 2011, by a majority vote, designated an additional series to be named First Trust S&P 500 VIX Tail Hedge Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 9th of November, 2011, by a majority vote, renamed the series First Trust S&P 500 VIX Tail Hedge Index Fund as First Trust CBOE VIX Tail Hedge Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 12th day of March, 2012, by a majority vote, designated an additional series to be named First Trust Hedge Fund Manager Holdings Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 16th day of July, 2012, by a majority vote, renamed the series First Trust CBOE VIX Tail Hedge Index Fund as First Trust CBOE S&P 500 VIX Tail Hedge Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 11th of March, 2013, by a majority vote, renamed the series First Trust Strategic Value Index Fund as First Trust Capital Strength ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 16th day of September, 2013 terminated the First Trust Value Line Arithmetic Index Fund, First Trust Ibbotson Core U.S. Equity Allocation Index Fund and the First Trust Hedge Fund Manager Holdings Index Fund;

Whereas, the Trust filed on December 18, 2013 with the Commonwealth of Massachusetts an Establishment and Designation of Series, as amended, which by clerical error omitted First Trust Capital Strength ETF as a series of the Trust and now desires to correct such clerical error through this amendment and restatement;

Whereas, First Trust Capital Strength ETF has since March 11, 2013 been and continues to be from that date, a duly established and designated Series of the Trust;

Whereas, on the 25th day of April, 2014, the Establishment and Designation of Series was amended and restated in its entirety to correct certain clerical errors contained therein;

Whereas, on the 15th day of September, 2014, the Trustees of the Trust by majority vote changed the name of each of the following series of the trust, as indicated:

Existing Name	New Name
First Trust Dow Jones Select MicroCap IndexSM Fund	First Trust Dow Jones Select MicroCap Index Fund
First Trust Morningstar® Dividend LeadersSM Index Fund	First Trust Morningstar Dividend Leaders Index Fund
First Trust NASDAQ-100 Equal Weighted IndexSM Fund	First Trust NASDAQ-100 Equal Weighted Index Fund
First Trust NASDAQ-100-Technology Sector IndexSM Fund	First Trust NASDAQ-100-Technology Sector Index Fund

Existing Name	New Name
First Trust Dow Jones Internet IndexSM Fund	First Trust Dow Jones Internet Index Fund
First Trust NASDAQ-100 Ex-Technology Sector IndexSM Fund	First Trust NASDAQ-100 Ex-Technology Sector Index Fund
First Trust CBOE S&P 500 VIX Tail Hedge Fund	First Trust CBOE® S&P 500® VIX® Tail Hedge Fund;

Whereas, on the 15th day of September, 2014, the Trustees of the Trust by majority vote changed the name of the series First Trust Value Line® Equity Allocation Index Fund to First Trust Total U.S. Market AlphaDEX ETF, with the effectiveness of such name change to occur concurrently with certain other changes to the series approved at that time;

Whereas, on the 12th day of December, 2016, the Trustees of the Trust by majority vote changed the name of each of the following series of the trust, as indicated:

Existing Name	New Name
First Trust ISE-Revere Natural Gas Index Fund	First Trust Natural Gas ETF
First Trust ISE Chindia Index Fund	First Trust Chindia ETF
First Trust ISE Water Index Fund	First Trust Water ETF
First Trust US IPO Index Fund	First Trust US Equity Opportunities ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 17th day of January, 2017, by a majority vote, designated an additional series to be named First Trust Dow 30 Equal Weight ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 18th day of August, 2017, by a majority vote, renamed the series First Trust CBOE® S&P 500® VIX® Tail Hedge Fund as First Trust Dorsey Wright People’s Portfolio ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 6th day of October, 2017, by a majority vote, designated an additional series to be named First Trust Lunt U.S. Factor Rotation ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 20th day of February, 2018, by a majority vote, designated one additional series to be named First Trust Dorsey Wright Dali 1 ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 14th day of September, 2020, by a majority vote, designated six additional series to be named FT Cboe Vest Gold Deep Buffer ETF – March, FT Cboe Vest Gold Deep Buffer ETF – June, FT Cboe Vest Gold Buffer ETF – September, and FT Cboe Vest Gold Buffer ETF – December, FT Cboe Vest Gold Target Income ETF, and FT Cboe Vest Gold Tactical Buffer ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 7th day of December, 2020, by a majority vote, changed the name of FT Cboe Vest Gold Target Income ETF to the FT Cboe Vest Gold Strategy Target Income ETF and changed the name of the FT Cboe Vest Gold Tactical Buffer ETF to the FT Cboe Vest Gold Strategy Quarterly Buffer ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 24th day of January, 2022, by a majority vote, designated one additional series to be named First Trust ICICI India Innovation ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 13th day of June, 2022, by a majority vote, designated three additional series to be named First Trust Growth Strength ETF, First Trust Indxx Advanced Aerospace & Defense ETF and First Trust Inflation Beneficiaries ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 19th day of September, 2022, by a majority vote, changed the name of First Trust Indxx Advanced Aerospace & Defense ETF to First Trust Indxx Aerospace & Defense ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 12th day of December, 2022, by a majority vote, changed the name of First Trust Inflation Beneficiaries ETF to First Trust Bloomberg Inflation Sensitive Equity ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 6th day of March, 2023, by a majority vote, designated two additional series to be named First Trust S&P 500 Core Free Cash Flow ETF and First Trust S&P 500 Sector Neutral Dividend Aristocrats ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 5th day of June, 2023, by a majority vote, designated one additional series to be named First Trust First Trust Nasdaq EIA Fed Policy ETF, changed the name of First Trust S&P 500 Sector Neutral Dividend Aristocrats ETF to First Trust S&P 500 Diversified Free Cash Flow ETF, and changed the name of First Trust S&P 500 Sector Neutral Dividend Aristocrats ETF to First Trust S&P 500 Diversified Dividend Aristocrats ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 11th day of December, 2023, by a majority vote, designated three additional series to be named First Trust Grayscale Bitcoin Buffer15 ETFs, First Trust Grayscale Bitcoin Floor15 ETFs and First Trust Grayscale Bitcoin Buffer30 ETFs;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, at a meeting held on September 11, 2023, changed the name of each series containing the term “Cboe Vest” by deleting the term “Cboe” from the name of each Series, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name changes on January 1, 2024;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 14th day of February, 2024, by a majority vote, designated four additional series to be named First Trust Bitcoin Strategy Target Overwrite ETF, First Trust Bitcoin Strategy Quarterly Buffer ETF, First Trust WCM Developing World Equity ETF and First Trust WCM International Equity ETF; and

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 10th day of March, 2025, by a majority vote, designated one additional series to be named FT Vest Laddered Autocallable Barrier & Income ETF, changed the name of First Trust Bitcoin Strategy Target Overwrite ETF to FT Vest Bitcoin Strategy & Target Income ETF, and changed the names of First Trust Grayscale Bitcoin Buffer15 ETFs to FT Vest Bitcoin Strategy Floor15 ETF – January, FT Vest Bitcoin Strategy Floor15 ETF – April, FT Vest Bitcoin Strategy Floor15 ETF – July and FT Vest Bitcoin Strategy Floor15 ETF – October, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation and the name changes.

Now Therefore, effective as of the 31st day of March, 2025, the Establishment and Designation of Series is amended and restated in its entirety as follows:

1. The Trust consists of the following 45 series of Shares (each, a “Fund” and collectively, the “Funds”) that have been established and designated by the Board of Trustees:

First Trust Dow Jones Select MicroCap Index Fund

First Trust Morningstar Dividend Leaders Index Fund

First Trust NASDAQ-100 Equal Weighted Index Fund

First Trust NASDAQ-100-Technology Sector Index Fund

First Trust US Equity Opportunities ETF

First Trust NYSE Arca Biotechnology Index Fund

First Trust Capital Strength ETF

First Trust Dow Jones Internet Index Fund

First Trust NASDAQ-100 Ex-Technology Sector Index Fund

First Trust NASDAQ® Clean Edge® Green Energy Index Fund

First Trust Total U.S. Market AlphaDEX ETF

First Trust Value Line® Dividend Index Fund

First Trust S&P REIT Index Fund

First Trust Natural Gas ETF

First Trust Water ETF

First Trust Chindia ETF

First Trust Value Line® 100 Exchange-Traded Fund

First Trust NASDAQ® ABA Community Bank Index Fund

First Trust Dorsey Wright People’s Portfolio ETF

First Trust Dow 30 Equal Weight ETF

First Trust Lunt U.S. Factor Rotation ETF

First Trust Dorsey Wright Dali 1 ETF

FT Vest Gold Buffer ETF – March

FT Vest Gold Buffer ETF – June

FT Vest Gold Buffer ETF – September

FT Vest Gold Buffer ETF – December

FT Vest Gold Strategy Target Income ETF

FT Vest Gold Strategy Quarterly Buffer ETF

First Trust ICICI India Innovation ETF

First Trust Growth Strength ETF

First Trust Indxx Aerospace & Defense ETF

First Trust Bloomberg Inflation Sensitive Equity ETF

First Trust S&P 500 Diversified Free Cash Flow ETF

First Trust S&P 500 Diversified Dividend Aristocrats ETF

First Trust First Trust Nasdaq EIA Fed Policy ETF

FT Vest Bitcoin Strategy Floor15 ETF – January

FT Vest Bitcoin Strategy Floor15 ETF – April

FT Vest Bitcoin Strategy Floor15 ETF – July

FT Vest Bitcoin Strategy Floor15 ETF – October

First Trust Grayscale Bitcoin Floor15 ETFs

First Trust Grayscale Bitcoin Buffer30 ETFs

FT Vest Bitcoin Strategy & Target Income ETF

First Trust Bitcoin Strategy Quarterly Buffer ETF

First Trust WCM Developing World Equity ETF

First Trust WCM International Equity ETF

2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the respective Fund (the “Registration Statement”). Each Share of each Fund shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shareholders of that Fund may vote in accordance with the Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to the respective Fund, and shall be entitled to receive its pro rata share of the net assets of such Fund upon liquidation of the applicable Fund, all as provided in the Declaration. The Shares of each Fund shall be offered to the public in aggregations of Shares (“Creation Units”) in amounts as described in the Trust’s Registration Statement pertaining to the respective Fund and such Creation Units shall be redeemable.

3. Shareholders of each Fund shall vote either separately as a series on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended (the “1940 Act”), or any successor rules, and by the Declaration.

4. Unless otherwise provided in the Declaration or a resolution of the Trustees, the assets and liabilities of the Trust shall be allocated among each Fund and any other series of Shares that may be established from time to time as set forth below:

(a) All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the sale may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of the Trust. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that series as provided in the following sentence, are herein referred to as “assets belonging to” that series. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular series (collectively “General Items”), the Trustees shall allocate such General Items to and among any one or more of the series created from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items allocated to a particular series shall belong to that series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes.

(b) The assets belonging to a particular series shall be charged with the liabilities of the Trust in respect of that series and with all expenses, costs, charges and reserves attributable to that series and shall be so recorded upon the books of the Trust. Liabilities, expenses, costs, charges and reserves charged to a particular series, together with any General Liabilities (as hereinafter defined) allocated to that series as provided in the following sentence, are herein referred to as “liabilities belonging to” that series. In the event there are any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series (collectively “General Liabilities”), the Trustees shall allocate and charge such General Liabilities to and among any one or more of the series created from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable; and any General Liabilities so allocated and charges to a particular series shall belong to that series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes.

5. The designation of each Fund hereby shall not impair the power of the Trustees from time to time to designate additional series of Shares of the Trust.

6. Subject to the applicable provisions of the 1940 Act and the Declaration, the Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund now or hereafter created, or to otherwise change the special relative rights of each Fund designated hereby without any action or consent of the shareholders.

7. Each Fund may be terminated by the Trustees at any time by written notice to shareholders of the respective Fund.

In Witness Whereof, the undersigned, being the Assistant Secretary of the Trust, has executed this instrument as of this 31st day of March, 2025.

/s/ Erin Klassman
Erin Klassman, Assistant Secretary

State of Illinois	)
	)	SS.
County of DuPage	)

/s/ Sandra K. Streit
Notary Public My Commission Expires: 3/11/2029